UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2020

Outlook Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4260 U.S. Route 1 Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	OTLK	The Nasdaq Stock Market LLC
Series A Warrants	OTLKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☒

Item 1.01	Entry into a Material Definitive Agreement

On November 4, 2020, Outlook Therapeutics, Inc. (the “Company”) entered into a note purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC, a Utah limited liability company (the “Investor”), pursuant to which the Company issued the Investor an unsecured promissory note on November 4, 2020 in the original principal amount of $10,220,000 (the “Note”) for $10,000,000 in cash proceeds.

The Note bears interest at a rate of 7.5% per annum compounding daily, matures January 1, 2022, and includes an original issue discount of $200,000, along with $20,000 for Investor’s fees, costs and other transaction expenses incurred in connection with the purchase and sale of the Note. The Company may prepay all or a portion of the Note at any time by paying 105% of the outstanding balance elected for pre-payment.

Under the Purchase Agreement, while the Note is outstanding, the Company agreed to keep adequate public information available, maintain its Nasdaq listing, and refrain from undertaking certain “Variable Security Issuances” without the holders’ consent, subject to certain limited exempt issuances, in addition to other negative covenants. The Note provides that it is an event of default if the Company breaches its negative covenants under the Purchase Agreement, undertakes certain “Fundamental Transactions” (as defined therein), along with other customary events of default, in addition to providing for a default rate of 14%, and giving the holder the right to increase the outstanding balance by 5% in the event of default.

The foregoing descriptions of the Purchase Agreement and the Note are summaries of the material terms of such agreements, do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the Note, which are filed as Exhibits10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

On November 5, the Company issued a press release announcing the transaction described herein. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K to the extent required by this Item 2.03 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Note Purchase Agreement between the Company and Streeterville Capital, LLC, dated as of November 4, 2020.
10.2	Promissory Note dated November 4, 2020.
99.1	Press Release dated November 5, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.
Date: November 6, 2020	By:	/s/ Lawrence A. Kenyon Lawrence A. Kenyon Chief Executive Officer and Chief Financial Officer